UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2018

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Director Appointment

On April 5, 2018, based on the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Board”) of Comfort Systems USA, Inc. (the “Company), the Board appointed William J. Sandbrook as a director.

Mr. Sandbrook, age 60, has served as President and Chief Executive Officer of U.S. Concrete, Inc. since August 2011. From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s Group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH plc’s business in South America. From 1996 to 2006, Mr. Sandbrook served in various roles at Oldcastle Materials, including most recently as President of Oldcastle Materials West Division. From 1995 to 1996, Mr. Sandbrook served as President and Chief Executive Officer of Tilcon New York, and as Vice President from 1992 to 1995. Prior to 1992, Mr. Sandbrook spent thirteen years in the U.S. Army. Mr. Sandbrook currently serves on the Board of Directors of U.S. Concrete, Inc. In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Mr. Sandbrook was named the Rockland County, New York 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year and the American Red Cross 2003 Man of the Year for Southern New York. Mr. Sandbrook holds an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College, a Master of Arts in International Relations from Salve Regina University, and a Bachelor of Science from the United States Military Academy. Mr. Sandbrook has over twenty-five years of operations experience in the building materials and construction industries, including significant experience as a Chief Executive Officer and experience as a public company board member.

There are no arrangements or understandings between Mr. Sandbrook and any other person pursuant to which he was elected to the Board.

Mr. Sandbrook will be compensated for his service on the Company’s Board in a manner consistent with the Company’s other non-employee directors. The Company’s compensation package for non-employee directors consists of an annual retainer of $60,000, additional fees for service as the chair of a committee or chairman of the Board, and an annual award of fully vested shares of the Company’s common stock having a maximum fair market value on the grant date equal to $140,000. Additional details about the Company’s non-employee director compensation program is available on pages 14 and 15 of the Company’s most recent proxy statement, filed with the SEC on April 10, 2017, which program was amended in March 2018, effective following the 2018 annual meeting of stockholders, to increase the fair market value of awards of fully-vested shares on the grant date to $160,000.

On April 6, 2018, the Company issued a press release announcing Mr. Sandbrook’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d)               Exhibits.

99.1        Press Release of Comfort Systems USA, Inc. dated April 6, 2018, announcing the Appointment of William J. Sandbrook to the Company’s Board of Directors.

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release of Comfort Systems USA, Inc. dated April 6, 2018, announcing the Appointment of William J. Sandbrook to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and General Counsel

Date: April 6, 2018